Exhibit 5.1


OSLER,                Osler, Hoskin & Harcourt LLP
HOSKIN &              Barristers & Solicitors
HARCOURT              Box 50, 1 First Canadian Place, Toronto, Ontario,
                      Canada MX5 1B8
                      T 416-362-2111   F 416-862-6666 osler.com

                      TORONTO  OTTAWA  CALGARY  MONTREAL  NEW YORK

                                              Direct Dial:  (416) 862-6425
                                              Our Matter Number:  1004897
May 3, 2001

AT&T Canada Inc.
Suite 1600
200 Wellington Street West
TORONTO ON  M5V 3G2

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by AT&T Canada Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an additional 700,000 Class B Non-Voting Shares (the "Class B Shares") and Class B Deposit Receipts (the "Deposit Receipts", and together with the Class B Shares, the "Shares") of the Company. We have served as counsel for the Company and, as such, have assisted in the continuance thereof under the federal laws of Canada and are familiar with all corporate proceedings since its continuance, including articles of arrangement filed on June 1, 1999. We have examined the following documents and records:

     1. The Certificate of Continuance of the Company, as amended, including the Certificate of Arrangement dated June 1, 1999; and

     2. All corporate minutes and proceedings of the Company relating to the issuance of the Shares being registered under the Registration Statement.

     We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or confirmed copies, and the validity of all laws and regulations

     We are qualified to practice law in the Province of Ontario and we do not purport to express any opinion herein concerning any law other than the laws of the Province of Ontario and the federal laws of Canada.

     Based upon such examination, it is our opinion that the Class B Shares and the Deposit Receipts being registered by the Registration Statement, when issued and paid for, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.


Yours very truly,


/s/ Osler, Hoskin & Harcourt
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